UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

CAMDEN LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52919	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 EAST PRATT STREET, SUITE 1200 BALTIMORE, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 878-6800

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On June 25, 2008, Camden Learning Corporation (“the Company”) dismissed Eisner LLP (“Eisner”) as its independent registered public accountant, effective immediately. The dismissal was approved by the Company’s Board of Directors.

The reports of Eisner on the financial statements of the Company as of and for the period from April 10, 2007 to December 31, 2007, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from April 10, 2007 to December 31, 2007 and through the date of dismissal, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Eisner would have caused it to make reference thereto in connection with its reports on the financial statements for such period.

On July 1, 2008, the Company engaged McGladrey & Pullen, LLP as the Company’s independent registered public accountant. The engagement of McGladrey & Pullen, LLP was approved by the Board of Directors. The Company has not previously consulted with McGladrey & Pullen, LLP on any of the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered with respect to the Company’s financial statements or any matter that was either the subject of a disagreement or a reportable event.

The Company provided Eisner with a copy of the foregoing disclosure and requested Eisner to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of Eisner’s letter dated June 27, 2008 is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1.	Letter from Eisner LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2008	CAMDEN LEARNING CORPORATION

	By:	/s/ Donald W. Hughes
Name: Donald W. Hughes
Title: Chief Financial Officer